Monarch Community Bancorp, Inc. 10-Q

EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Monarch Community Bancorp, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2014 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and results of operations of the Company for such period.

Date: August 14, 2014	By:	/s/ Richard J. DeVries
Richard J. DeVries
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2014	And:	/s/Rebecca S. Crabill
Rebecca S. Crabill
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

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